UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2005
 Date of Report (Date of earliest event reported):

CO Liquidation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 526
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 7, 2005, Computer Horizons Corporation ("CHC") filed a motion with the United States Bankruptcy Court for the Northern District of California (Case Number 04-32820-DM-11) requesting that the court vacate or amend its December 10, 2004 order granting the debtors' motion to (i) sell certain assets of the debtors free and clear of liens, claims, encumbrances and interests, and (ii) assume and assign contracts and leases and/or modify such order to (i) exclude U.S. Patent Application Serial No. 10/128,985 (the "Patent Application") and all related intellectual property rights from the sale of the Web Service Patents to JGR Acquisition, Inc. and (ii) exclude all intellectual property rights relating to the software package known as Commerce One Xpress Suite (the "Xpress Suite Assets") from the sale of substantially all of the debtors' assets to Commerce Acquisition, Inc. CHC's motion is based on the grounds, among others, that the debtors had previously sold the Patent Application and Xpress Suite Assets to CHC in 2003. The Patent Application was one of approximately 39 issued patents and/or patent applications (including provisional applications) transferred to JGR Acquisition in the asset sale.

We intend to oppose CHC's motion to vacate or modify the December 10, 2004 order, and believe that JGR Acquisition is now the owner of the Patent Application. We also believe that no other Xpress Suite Assets were sold as part of the bankruptcy sale. If CHC is not successful in moving the bankruptcy court to vacate or modify the December 10, 2004 order, CHC may also seek and recover damages against the estate for transferring the Patent Application in the asset sale approved by the bankruptcy court. We are continuing to assess CHC's claims and its potential to recover damages, but cannot predict what damages CHC would seek or could be granted by the bankruptcy court.

If the bankruptcy court grants CHC's motion to vacate or modify the December 10, 2004 order, finds that the Patent Application was not properly transferred to JGR Acquisition, or finds that the estate owes significant damages to CHC based on its claims, the distribution of funds to our creditors and/or stockholders could be delayed or reduced.

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning our contesting CHC's motion, the ownership of the Patent Application, CHC's claim to the Patent Application, the amount of damages CHC could seek or be awarded if a claim for damages is made, and the timing and amount of distributions of funds to our creditors and/or stockholders. These statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: the potential for the Bankruptcy Court to approve CHC's motion; the potential that JGR would not be deemed a bona fide purchaser of the Patent Application; and other external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the quarter ended June 30, 2004 and subsequent current reports on Form 8-K. The information provided in this current report on Form 8-K is current as of the date of its publication. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CO LIQUIDATION, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: March 10, 2005